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                                                                       Exhibit 4




                             AMENDMENT NO. 2, dated as of April 26, 2002, (this
                      "Amendment"), between ARCH CHEMICALS, INC., a Virginia corporation (the "Company") and THE BANK OF NEW YORK, as Rights Agent ("BNY"), to Rights Agreement dated as of January 29, 1999, between the Company and Chase Mellon Shareholder Services, L.L.C. ("ChaseMellon") as amended by Amendment No. 1, dated July 23, 1999, between the Company and EquiServe Trust Company, N.A., as successor to First Chicago Trust Company of New York ("EquiServe") (such Rights Agreement as so amended by Amendment No. 1 being the "Rights Agreement").

                  WHEREAS EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York) pursuant to Section 22 of the Rights Agreement, has resigned as the Rights Agent effective at 5:00 p.m. on April 26, 2002;

                  WHEREAS effective with such resignation, the Company is appointing BNY, which is the stock transfer agent of the Company's common stock, as the Rights Agent pursuant to Section 22 of the Rights Agreement; and

                  WHEREAS the Company pursuant to Section 26 of the Rights Agreement has determined to amend the Rights Agreement as provided herein.

                  NOW THEREFORE, in consideration of the mutual premises and the mutual agreements set forth herein, the parties hereby agree as follows:

                  SECTION 1. Appointment of New Rights Agent. Pursuant to and in
                             --------------------------------
accordance with Section 22 of the Rights Agreement, the Company hereby appoints BNY as Rights Agent under the Rights Agreement effective at 5:00 p.m. on April 26, 2002, and BNY hereby accepts such appointment. Without any further action, BNY shall be the Rights Agent under the Rights Agreement, and shall succeed to all of the covenants, agreements, obligations, rights and benefits of EquiServe in its former capacity as Rights Agent under the Rights Agreement (as amended hereby).

                  SECTION 2. Section 3.  Section 3(d) of the Rights Agreement
                             ----------
is hereby amended as follows:

                  (a) By deleting the words "First Chicago Trust Company of New York" in the first sentence of the legend set forth therein and replacing such words with the words "The Bank of New York";


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                  SECTION 3. Section 25. Section 25 of the Rights Agreement is
                             -----------
hereby amended by deleting the name and address of First Chicago Trust Company of New York and replacing it with the following:

                  "The Bank of New York
                  101 Barclay Street
                  New York, NY  10286

                  Attn:  Stock Transfer Administration".

                  SECTION 4. Exhibit B. Exhibit B of the Rights Agreement is
                             ----------
hereby amended by deleting the words, "First Chicago Trust Company of New York" and "FIRST CHICAGO TRUST COMPANY OF NEW YORK", and replacing such words with the words "The Bank of New York" and "THE BANK OF NEW YORK", respectively.

                  SECTION 5. Certain References.  (a)  All references in the
                             -------------------
Rights Agreement (and in any exhibits thereto) to the "Rights Agent" shall be deemed to be references to BNY.

                  (b) All references in the Rights Agreement (and in any exhibits thereto) to the term "Rights Agreement" or to the terms "herein", "hereof" or words of similar import shall in each case be deemed to be references to the Rights Agreement as amended hereby.

                  SECTION 6. Rights Agreement.  Except as expressly amended
                             -----------------
hereby, the Rights Agreement shall remain in full force and effect, and shall be otherwise unaffected hereby.

                  SECTION 7. Governing Law. This Amendment shall be deemed to
                             --------------
be a contract made under the law of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the law of such Commonwealth applicable to the contracts to be made and performed entirely within such Commonwealth except that the duties and rights of the Rights Agent shall be governed by the law of the State of New York without reference to the choice of law doctrine of such State.

                  SECTION 8. Severability. If any term, provision, covenant or
                             -------------
restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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                  SECTION 9. Counterparts; Effectiveness. This Amendment may be
                             ----------------------------
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Amendment shall be effective as of 5:00 p.m. New York City time on April 26, 2002.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                          ARCH CHEMICALS, INC.,

                                          by
                                             /s/W. Paul Bush
                                             ---------------------------------
                                             Name: W. Paul Bush
                                             Title: Treasurer


                                          THE BANK OF NEW YORK
                                          as Rights Agent,

                                          by
                                             /s/Edward Timmons
                                             ---------------------------------
                                             Name: Edward Timmons
                                             Title: Vice President